UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2007 (August 21, 2007).
SOLAR ENERTECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51717	98-0434357

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Adams Drive, Menlo Park, California	94025

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(650) 688-5800

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE
EX-99.1 PRESS RELEASE, DATED AUGUST 30, 2007

Section 3 — Securities and Trading Markets
Item 3.01 Notice of Delisting for Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 21, 2007 Solar EnerTech Corp. (the “Company”) received an OTCBB Delinquency Notification from the Financial Industry Regulatory Authority notifying the Company that it is delinquent with respect to the filing of its Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2007, and that the Company’s common stock, par value $0.001 per share (the “Common Stock”), presently quoted on the over-the-counter bulletin board (the “OTC Bulletin Board”) under the symbol “SOENE”, will, pursuant to NASD Rule 6530, no longer be eligible for quotation effective September 21, 2007, unless the Company cures such delinquency on or before 5:30 p.m. EST on September 20, 2007.
As previously disclosed in the Company’s Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2007, and as clarified in a press release dated August 30, 2007, a copy of which is annexed hereto as Exhibit 99.1, the Company was unable to timely file its Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2007, due to revisions necessary in its accounting treatment of certain stock based compensation and derivative financial instruments. As of the date of the filing of this Current Report on Form 8-K, the Company continues to work toward filing its Quarterly Report on Form 10-QSB as quickly as possible in conformity with United States generally accepted accounting principles and SEC reporting requirements. At this time the Company believes that it will file its Quarterly Report on Form 10-QSB by the September 20, 2007 deadline.
Should the Company’s Common Stock become ineligible for quotation on the OTC Bulletin Board, such shares of Common Stock should be immediately eligible for quotation on the pink sheets, an electronic quotation service for over-the-counter securities.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit	Description
99.1	Press Release, dated August 30, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 5, 2007

SOLAR ENERTECH CORP.
By:	/s/ Anthea Chung
Anthea Chung Chief Financial Officer